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                                                                   EXHIBIT 10.7

                                 SUBCONTRACT

                               No. 95-1350-01


This Subcontract is entered into by and between ANSTEC, Inc., a Virginia Corporation, with its principal offices located at 10530 Rosehaven Street, Suite 600, Fairfax, VA 22030 (hereinafter referred to as "ANSTEC"), and American Computer and Electronics Corporation, with offices located at 209 Perry Parkway, Gaithersburg, MD 20877 (hereinafter referred to as the "Subcontractor").

WHEREAS, ANSTEC has entered into Contract No. Fl 1624-94-R-0001 ("Prime Contract") with the Department of the Air Force, Communications System Program Office ("Customer");

WHEREAS, ANSTEC desires Subcontractor to perform a portion of the work to be provided by the ANSTEC to the Customer under the Prime Contract, and Subcontractor is willing to perform such work;

NOW THEREFORE, in consideration of mutual promises, covenants, and agreements herein set forth, the Parties agree that the Subcontractor shall furnish and deliver to ANSTEC all of the supplies, and perform all of the services set forth in the Schedule (Sections B through 1), for the consideration stated therein. The rights and obligations of the Parties to this Subcontract shall be subject to and governed by the Schedule, the General Provisions of Purchase and other documents or specifications attached hereto or Referenced herein.

This Subcontract shall not be varied in its terms or conditions by any oral Agreement or representation, or otherwise than by an instrument in writing of even or subsequent date thereto, unless properly executed by both
Subcontractor and ANSTEC.

The section titles used herein are for convenience only and shall in no way be construed as part of this Subcontract or as an indication of the meaning of the particular section.

                         SECTION A - CUSTOMER APPROVAL

ANSTEC and Subcontractor agree to enter into such good faith negotiations as may be necessary to obtain Customer's approval of this Subcontract, if such approval is required under the Prime Contract. This Subcontract shall not be binding until ANSTEC has received necessary approval from the Customer in writing.

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                    SECTION B - SUPPLIES/SERVICE AND PRICES

ANSTEC shall have the primary responsibility for performing work pursuant to the Prime Contract. Subcontractor shall provide the necessary personnel, facilities, equipment, materials, data supplies and/or services to perform its portion of the work agreed to hereunder. Subcontractor shall also provide such data and support to ANSTEC as may be required to price and/or negotiate any tasks or subtasks under the Prime Contract that pertains to work to be performed by the Subcontractor.

B-1 SUPPLIES/SERVICES

Supplies/Services and Reports described in Section D and in the Statement of Work and Specifications (Attachment A) as determined by or specified in individual Delivery Orders issued to the Subcontractor by ANSTEC.

B-2 PRICES

Prices of individual Contract Line Item Numbers (CLINS) and Subline Item Numbers (SLINS) are contained in Attachment B, Supplies/Services Price Schedule.

B-3 ALLOTMENT OF FUNDS

The Subcontractor shall not perform work or incur costs in excess of the allotted amount and ANSTEC shall not be obligated to pay for work in excess of the maximum dollar amount stipulated in the individual Delivery Order.

B-4 TRAVEL COSTS (COST REIMBURSEMENT ITEMS ONLY):

ANSTEC will reimburse the Subcontractor for reasonable actual costs for lodging, meals, and incidental expenses not to exceed the rates, set forth in the Federal and Joint Travel Regulations. Allowable airfare costs will not exceed standard coach rates. Private aircraft may be used for travel provided such costs do not exceed standard coach rates. All travel expenses shall be paid in accordance with FAR 31.20546. Subcontractor will submit a copy of the travel voucher and copies of such receipts will be provided by the to ANSTEC if requested. All original travel receipts will be retained by the Subcontractor.

                     SECTION C - DESCRIPTION/SPECIFICATION

C-1 STATEMENT OF WORK

Subcontractor shall perform those services generally described in Attachment
A. Subcontractor services shall be ordered pursuant to Delivery Order(s) ("DO") issued by

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ANSTEC, and all. such -services shall be performed in accordance with the specific terms and conditions of each such DO.

A. Work will be performed under this Subcontract only in pursuance of written DO approved by ANSTEC's Subcontract Administrator.

B. ANSTEC's Project Director after preparing a draft DO, will contact the Subcontractor to discuss the technical aspects, period of performance, and allocation of level of effort and other resources of the DO. Estimated cost shall be based on the prices contained in Attachment B for the individual SLINS. Supporting information shall be provided in a mutually agreeable format which details the price by SLIN.

C. In the event any work under the Prime Contract is terminated in writing by the Principal Contracting Officer (PCO) prior to completion of work, ANSTEC may terminate, by written notice to the Subcontractor of the effective date and conditions of the termination, any DO or part of any DO hereunder which requires work terminated by the PCO. Termination costs, as defined by FAR 52.249-2, will be allowable under the Subcontract.

D. Subcontractor shall have the right of first refusal over any other subcontractor, to submit a technical and/or cost proposal for all options, modifications or additional purchases relative to this Subcontract. Subcontractor shall submit responses to ANSTEC within five (5) business days after receipt of each request from ANSTEC.

C-2 REPORTS

The Subcontractor shall deliver to ANSTEC all reports specified in the individual DO. These reports will comply with the requirements of the Statement of Work and the applicable Contract Data Requirements List (CDRL) format.

The Subcontractor shall deliver one copy of each report to the Project Director specified in Section H- I and one copy to the Subcontract Administrator specified in Section H-3.

                    SECTION D - PACKAGING/MARKING/DELIVERY

D-I STANDARD PRACTICE FOR COMMERCIAL PACKAGING

Unless otherwise specified in the applicable Specification(s), DO(s), and/or Statement of Work, packaging and packing of all item for delivery shall be in accordance with standard commercial practices. Each package shall be marked with the contract number, delivery order number, and CLIN/SLIN number.

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D-2 DELIVERY POINT

The delivery point for all items to be delivered by Subcontractor hereunder shall be F.O.B. destination and unless the Subcontractor is notified to the contrary shall be marked for delivery to the ANSTEC addressed as follows:

    ANSTEC, Inc.
    ATTN:  Randy Billingsley
    10530 Rosehaven Street, Suite 600
    Fairfax, VA 22030

                     SECTION E - INSPECTION AND ACCEPTANCE

A. Notwithstanding any prior preliminary inspection and/or acceptance, final inspection and acceptance of all supplies and services shall be made by ANSTEC, Inc., 10530 Rosehaven Street, Suite 600, Fairfax, VA 22030 unless otherwise specified in the applicable DO. Final acceptance of any supplies or services shall not be deemed a waiver of any guarantee contained herein.

B. Acceptance of the functional test shall be, at source, by a designated Government representative upon the successful completion of the functional test specified in the acceptance test procedures.

C. Acceptance of services and materials shall be performed, at destination, by a designated Government representative, upon the successful completion of all required testing and the resolution of all outstanding discrepancies. Acceptance shall cover those CLINs/SLINs identified in each DO and shall be performed in total, one time, for each site.

D. Quality Assurance (QA,) documentation of Subcontractor performed inspections and tests shall be made available for ANSTEC's and the Government's review at the locations where the inspections and tests are performed.

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                        SECTION F- DELIVERIES OR PERFORMANCE


F-1 CLAUSES INCORPORATED BY REFERENCE

NOTICE: The following contract clause is hereby incorporated by reference:

FAR SOURCE                  TITLE                     DATE

52.247-34                   F.O.B. DESTINATION        NOV 91


F-2 TERM AND PLACE OF PERFORMANCE

The term of this Subcontract shall be from June 23, 1995 through September 30, 1995. The Subcontract term will be extended for up to nine (9) additional twelve-month periods upon ANSTEC's prior written notice of each such twelve-month extension period; provided, however, that this Subcontract is not otherwise terminated pursuant to the Termination clause herein. ANSTEC shall provide Subcontractor thirty (30) days notice of its intent to extend Subcontract.

F-3 NOTICE OF DELAYS

In the event Subcontractor encounters difficulty in meeting performance requirements, or can not comply with Delivery Order schedules or completion dates, or if Subcontractor has knowledge of any actual or potential event that is delaying or threatening to delay delivery of goods, or performance of the services under this Subcontract, Subcontractor shall notify ANSTEC in writing identifying what work may be delayed, the length of delay and corrective actions taken and a revised delivery schedule or completion date.

F-4 SUBCONTRACT DELIVERABLES

A. During the course of performance under this Subcontract, Subcontractor may be furnished with Government Furnished Information ("GFI") or Government Furnished Equipment ("GFE"). All GFI and GFE used by the Subcontractor for the performance of tasks applicable to this Subcontract shall be returned to ANSTEC at the termination of the Subcontract or any DO issued pursuant to this Subcontract.

B. As specified and described in DOs issued by ANSTEC to the Subcontractor, the Subcontractor may be required to submit to ANSTEC reports, memoranda, analyses, studies, specifications, plans, briefing materials, and other documentation. All deliverables and services provided by the Subcontractor shall be subject to inspection and approval by ANSTEC and the Government, and all deliverables shall become the property of the Government and will be retained by the Government with all rights and

                                      -5-

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privileges as provided in the Prime Contract.  Copies of all Subcontractor deliverables shall be retained by ANSTEC and the Subcontractor.

C. Any products, materials or methodologies proprietary to the Subcontractor and used in the preparation of Subcontract deliverables shall, to the extent permitted under the technical data rights provisions in the Prime Contract and incorporated by reference in this Subcontract, remain the property of the Subcontractor provided, however, that in no event shall ANSTEC obtain any rights in such proprietary products, materials or methodologies except pursuant to a separate written agreement between the parties hereto.

F-5 TECHNICAL DATA AND COMPUTER SOFTWARE DELIVERY

It is understood that technical data and computer software will be individually packed and mailed (F.O.B. Destination) to each address designated in the DO. The practice of bulk packing and shipment to any one addressee of technical data and computer software destined for a number of other addressees is prohibited. (Reference AFARS 52.7030)

F-6 PLACEMENT OF ORDERS

A. Delivery Orders issued under this subcontract will be within the scope of work defined by the Statement of Work ASQM 90015 (Attachment A). In the event the Subcontractor receives a DO considered to be outside the scope of work of this Subcontract, he is required to notify ANSTEC's Subcontract Administrator, in writing, within three (3) days after receipt of the order.

B. All DOs are subject to the terms and conditions of this Subcontract. In the event of a conflict between a delivery order and this Subcontract, the Subcontract shall control.

                  SECTION G - SUBCONTRACT ADMINISTRATION DATA

G-1 ANSTEC PROJECT DIRECTOR

A. The Project Director for this Subcontract is William Wickes, who is the point of contact for all technical matters under this Subcontract. His telephone number is 703-591-4000.

B. The Project Director is authorized to issue Technical directions under the Subcontract on behalf of ANSTEC. This direction may include instruction to the Subcontractor which provides details or otherwise completes the general scope of the work set forth in Section D. This direction may not constitute new assignments of work or changes, modifications, or amendments of such a nature as to justify an adjustment in the Subcontract terms, conditions or price.

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G-2 SUBCONTRACTOR PROJECT DIRECTOR

The Subcontractor Project Director for this Subcontract is Ben Gray who is the Subcontractor point of contact for all technical matters under this Subcontract. His telephone number is (301) 258-9850.

G-3 CONTRACTUAL NOTIFICATIONS

All correspondence or notifications involving contractual or financial matters under this Subcontract shall be addressed as follows:

    ANSTEC, Inc.                   American Computer and Electronics Corporation
    ATTN:  Sumeet Shrivastava      ATTN:  Joe Dorr
    10530 Rosehaven Street,        209 Perry Parkway
    Suite 600                      Gaithersburg, MD 20877
    Fairfax, VA  22030             (301) 258-9850
    (703) 591-4000

G-4 CONTRACTING-OFFICIALS

Any change or modification to the terms, conditions, delivery dates, or price shall not be binding on either party unless the appropriate contractual document has been signed by a duly authorized official of both parties.

G-5 SUBMISSION OF INVOICES

A. Subcontractor shall submit, upon delivery of a SLIN, in sample format set forth in Attachment D, one (1) original invoice and two (2) copies to:

    ANSTEC, Inc.
    Attn: Contracts
    10530 Rosehaven Street, Suite 600
    Fairfax, VA 22030

B. Each invoice submitted by the Subcontractor shall contain the following information:

    1.  Subcontract Number, Delivery Order Number, and invoice number.

    2.  Period of performance for which the invoice is submitted.

    3. A breakdown of costs by SLIN. All travel costs shall identify destination and duration of trip.

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C.  The final invoice for each Delivery Order number shall be clearly designated as the "Completion Invoice".

D. All Subcontractor invoices shall be paid by ANSTEC within five (5) days of ANSTEC's receipt of payment from the Government. A "correct" invoice is one which properly identifies all the information required by this Section H-5.
In the event the non-acceptance applies to a portion of the invoice, the remaining portion shall be paid as provided herein.

E. ANSTEC shall use its best efforts to process all Subcontractors invoices promptly, by forwarding to the Government completed Form DD250 within five
(5) days upon receipt of "correct" invoice by ANSTEC. ANSTEC shall notify Subcontractor of any deficient invoices within five (5) days of receipt of said invoices. Subcontractor will promptly correct said invoices. ANSTEC shall submit to the Government invoices within five (5) days following receipt of signed and executed Form DD250 from the Government.

F. If ANSTEC fails to process a Subcontractor invoice, or fails to notify Subcontractor of invoice deficiencies per the terms of Section G-5, paragraph E, or fails to process Form DD250 as required under paragraph E, ANSTEC shall pay Subcontractor within 60 days of receipt of the invoice, regardless of any
deficiencies therein.   Notwithstanding the terms of this paragraph, and
except in the case of failure to notify Subcontractor of invoice deficiencies, the payment terms in this paragraph shall not go into effect until six months after effective date of this Subcontract.

G. If ANSTEC negotiates more favorable payment terms (i.e. milestone payments or progress payments), Subcontractor shall participate on a pro-rata basis in the favorable payment terms, and the invoicing and payment requirements imposed upon the parties by this Section shall apply to the milestone or progress payments. Subcontractor shall be consulted with prior to final negotiations with the Government with respect to more favorable payment terms. ANSTEC agrees to pay Subcontractor interest for late payment of invoices on a prorated basis, based on Subcontractor's portion of invoice in relationship to the total invoice to Customer, when ANSTEC receives late payment interest from Customer, at a rate equal to the rate paid to ANSTEC by Customer. ANSTEC shall promptly communicate to Customer any price reduction, discount or incentive offered in writing to ANSTEC by Subcontractor, so long as such reduction, discount or incentive does not further reduce ANSTEC's proceeds under the Prime Contract.

                        SECTION H - SPECIAL PROVISIONS

H-1 PROPRIETARY INFORMATION

A. The parties acknowledge that in the performance of the Project they may require access to and/or be in possession of proprietary information of the other. "Proprietary Information" shall mean information regarded by the disclosing party as confidential, including information relating to its past, present or future research, development or business affairs and any proprietary products, materials or methodologies. Other than the limited right to use provided under this Subcontract, no title or license shall be granted either expressly, or by implication, or estoppel to the receiving party under the patent, trademark, copyright or trade secret owned or controlled by the Parties. Upon termination or expiration of this Subcontract, the Parties shall promptly return all Proprietary Information received during the performance the work hereunder

B. Each party shall hold in confidence, in the same manner as it holds its own proprietary information of like kind, all proprietary information of another party to which it may have access hereunder. Access to proprietary information shall be restricted to company personnel with a need to know and engaged in a permitted use of such proprietary information.

C. The foregoing shall not prohibit or limit any party's use of information, including but not limited to ideas, concepts, know-how, techniques and methodologies, (a) previously known to it; (b) independently developed by it;
(c) acquired by it from a third party without continuing restriction on use; or (d) which is, or becomes, publicly available through no breach by it of this Subcontract

D. Proprietary information may only be disclosed pursuant to the operation of law, provided the other Party is notified in writing prior to disclosure of the materials.

E. This Section H-I shall survive termination of this Subcontract for any reason.

H-2 SECURITY REQUIREMENTS

Subcontract or personnel visiting any Government facility in conjunction with this Subcontract shall be subject to the standards of conduct applicable to Government employees. Subcontractor visits shall be by appointment only and shall be scheduled with ANSTEC in advance of such visits. Special site specific regulations regarding access to classified or sensitive materials, computer facilities access, issue of security badges, etc. will be provided by ANSTEC at the time of any applicable DO.

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H-3 CHANGES

A. ANSTEC may at any time modify a DO as required during the course of this Subcontract effort. Changes may be issued unilaterally by ANSTEC only pursuant to change orders or modifications issued by the Government to ANSTEC, or in response to a written request for a change from the Subcontractor in no event shall the Subcontractor perform any modified or changed work without the prior written authorization from the ANSTEC.

B. If any such change causes an increase or decrease in the cost of, or the time required for, performance of any work or services hereunder, an equitable adjustment shall be made in the estimated cost or delivery schedule, or both, and the DO shall be modified in writing accordingly. Any claim by the Subcontractor for an adjustment pursuant to a change order shall be asserted in writing within thirty (30) calendar days of receipt by the Subcontractor of the notification of change. Failure to submit any claim within the 30-day period shall constitute a waiver of such claim unless the ANSTEC has granted in writing an extension of time for the submission of the claim. Failure of ANSTEC and the Subcontractor to agree to the amount of an equitable adjustment shall be a dispute within the provisions of the "Disputes" provision in this Subcontract.

C. Nothing in this Section I-3 shall excuse the Subcontractor from proceeding with its performance under a DO or any change thereunder issued pursuant to this section.

H-4 TERMINATION

A. Default. Failure to comply with any material term or condition under this Subcontract shall entitle ANSTEC to give written notice to Subcontractor requiring Subcontractor to cure such default within five (50 days of the date of the default notice ("Cure Period"). ANSTEC shall be entitled, in addition to any other rights available hereunder or otherwise by law, to terminate this Subcontract effective immediately by giving written notice to Subcontractor. If Subcontractor determines that such default cannot be adequately cured within the Cure Period, Subcontractor shall provide ANSTEC written notice, within three (3) days of the date of the default notice, specifying why such default cannot be cured within the Cure Period. Subcontractor shall also specify what steps have been taken and will be pursued to cure such default and what date the default shall be cured, which shall not be more than fifteen (15) days after the Cure Period. ANSTEC shall have the sole discretion to determine if such additional time is required to cure such default. A material ten-n or condition shall include, but not be limited to failure to meet delivery schedules, actual or likely inability of Subcontractor to pays its employees any wages or benefits required by law; the institution of proceedings, voluntary or involuntary, under federal or state bankruptcy laws; a general assignment for the benefit of creditors; the appointment of a receiver; the liquidation of its assets; or Subcontractor's experience of substantial financial difficulties which, in the sole opinion of ANSTEC, make Subcontractor's continued ability to perform hereunder unlikely. If

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ANSTEC terminates this Subcontract by reason of Subcontractor's default,
Subcontractor shall be liable for all costs, including reasonable administrative costs, incurred by ANSTEC in performing or procuring substitute services if such costs exceed the payment that would have been made to Subcontractor for comparable work if this Subcontract had not been terminated. ANSTEC shall use its best efforts to minimize such costs on behalf of the Subcontractor.

B. Termination by Customer. ANSTEC may terminate this Subcontract immediately, without penalty or liability to Subcontractor, by providing written notice to Subcontractor if the Prime Contract is terminated by Customer for any reason. Upon receipt of the notice to terminate, the Subcontractor shall thereupon immediately cease work to the extent required and shall turn over to ANSTEC any work completed and any work in progress, including designs, drawings, specifications, plans, lists, or other material produced in connection with the performance of services hereunder that has been paid for by ANSTEC. The Subcontractor shall take all necessary steps to minimize reasonable and equitable close-out costs and termination costs. The FAR Termination Clauses set forth in the General Provisions shall govern the actions of the parties in any termination.

C. Immediate Termination by ANSTEC. Notwithstanding the terms and conditions set forth in the Default section above and in the event any breach or default of this Subcontract, which in all probability, will result in a violation of any federal, state or local statute or regulation, ANSTEC reserves the right to terminate this Subcontract immediately, without benefit of any Cure Period, upon providing Subcontractor with written notification of such termination.

H-5 DISPUTES INVOLVING THE GOVERNMENT

A. In the event of a disagreement or dispute regarding any matter covered by this Subcontract, which is not disposed of by mutual Agreement, the parties hereto shall pursue those necessary corporate and/or legal remedies as may be appropriate to resolve any dispute. Legal remedies may include pursuit of the dispute by either party in a court of competent jurisdiction. In this event, each party shall be responsible for all costs they incur as a result of such action or as ordered otherwise by a court of competent jurisdiction. To the extent this disagreement or dispute also required continued performance under the Prime Contract, Subcontractor agrees to continue performance on the disputed matter to the same extent that ANSTEC is required to continue performance.

B. Not withstanding any other provisions herein, any decision of the Contracting Officer under the Prime Contract which binds the Prime shall also bind the Subcontractor to the extent that it relates to this Subcontract, provided ANSTEC shall have notified the Subcontractor of such decision, and if requested by the Subcontractor shall have appealed the decision in accordance with the "Disputes" clause of the Prime Contract and taken any further action as may be required under this clause.

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C.  Any decision or appeal, or any other decision of the Government under the
Prime Contract which cannot be appealed under the "Disputes" clause of the Prime Contract, if binding on the ANSTEC shall also bind the Subcontractor to the extent that it relates to this Subcontract, provided ANSTEC shall have promptly notified the Subcontractor of such decision and, if requested by Subcontractor, shall have brought suit or filed claim, as appropriate against the Government. A final judgment in any such suit or final disposition of such claim shall be conclusive upon ANSTEC and the Subcontractor.

D. For any action brought by ANSTEC on behalf of the Subcontractor pursuant to this clause, the Subcontractor agrees to indemnify and hold ANSTEC harmless from all costs and expenses incurred by the ANSTEC in prosecuting any such appeal initiated by the ANSTEC at the Subcontractor's request. All costs and expenses incurred by ANSTEC shall be paid by the Subcontractor and shall not be reimbursed as a cost under the Subcontract, unless recovered by ANSTEC under the Prime Contract or as part of an award of damages to ANSTEC based on such claim.

E. If the Board of Contract Appeals ("Board") issues a decision affecting any question, claim or dispute with respect to this Subcontract, such decision shall be conclusive and binding on both Parties.

H-6 DISPUTES NOT INVOLVING, THE GOVERNMENT

Any dispute or controversy between ANSTEC and the Subcontractor which concerns only ANSTEC and the Subcontractor or which does not involve a final decision of the Government contracting officer, and which cannot be resolved by mutual agreement of the parties hereto, shall be settled by arbitration in accordance with the commercial rules then in effect of the American Arbitration Association. The place of such arbitration shall be Washington, D.C. Each party shall select one arbitrator and the two arbitrators so selected shall select the third arbitrator. The arbitrators shall be knowledgeable in Government procurement matters related to the types of services and supplies provided pursuant to this Subcontract. The arbitration decision and award shall be binding on the parties, and judgment thereon may be entered in any court of competent jurisdiction.

H-7 RELATIONSHIP OF THE PARTIES

A. The relationship of the parties to this Subcontract Agreement is that of a prime contractor and a subcontractor, and nothing herein shall be deemed or construed to create a joint venture, partnership or agency relationship between the parties for any purpose. It is further understood that each party is an independent contractor and as such shall have no authority to bind or commit the other.

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

B. Any decisions relating to or impacting the performance of services by the Subcontractor in connection with the Project will be made in consultation with the Subcontractor's Program Manager.

C. Subcontractor personnel are expressly prohibited from communicating with Government personnel with respect to any aspect of the Project or the Subcontractor's performance under this Subcontract that may result in a change in Prime Contract price or scope of work without the prior consent of ANSTEC. Subcontractor may discuss technical issues that will not impact price or scope of work. Any communication between the Government and Subcontractor personnel not in the presence of the ANSTEC Project Director or other authorized representative shall be reported promptly to the ANSTEC Project Director.

D. Subcontractor personnel will participate in Project meetings and discussions as reasonably requested by the ANSTEC's Project Director, and shall have the right to attend and receive reasonable prior notice when the meeting or discussion will address areas of work to be performed by the Subcontractor.

E. ANSTEC will apprise Subcontractor of all issues, recommendations and decisions relating to the Project as ANSTEC may deem necessary and appropriate for purposes of Subcontractor's performance under this Subcontract Agreement.

F. Nothing in this Subcontract shall grant to either party any right to make commitments of any kind for or on behalf of the other party without prior written consent of the other party.

H 8 WARRANTY

A. Subcontractor warrants that the services provided under this Subcontract will be performed in a professional and workmanlike manner in accordance with applicable professional standards, and shall re-perform any work not in compliance with the requirements of this Subcontract or any DO issued hereunder.

B. Each party warrants that it is authorized to disclose to the other any information which it discloses to the other under this Subcontract, and agrees to indemnify and hold harmless the other in the event of its breach of this warranty.

C. The Subcontractor agrees to extend to this Subcontract any Commercial Warranty normally offered for this equipment. ANSTEC acceptance of the Commercial Warranty does not limit ANSTEC's rights under any other term or condition in this Subcontract. The Subcontractor shall extend all warranties to at least one year from acceptance at each site at no additional cost to ANSTEC or the Government.

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

H-9 INSURANCE

Pursuant to FAR 52.228-05, "Insurance - Work on a Government Installation" the Subcontractor shall carry insurance of the type and in the minimum amounts set forth in FAR 28.307-2.

H-10 INDEMNIFICATION

A. The employees of this Subcontractor and ANSTEC engaged in performance under this Subcontract shall at all times be deemed to be performing as independent contractors and not as agents or employees of the other and the acts and omissions of such employees shall be deemed to be those of their respective employers. Subcontractor shall indemnify and hold harmless ANSTEC and its employees from any penalty, liability, damage, expenses or forfeiture, including court costs and reasonable attorney fees arising out of or incidental to or in any way resulting from the acts or omissions of Subcontractor or Subcontractor's employees while acting within the scope of their employment. Both parties shall defend, indemnify and hold harmless the other party from any and all liability, claim and expense of whatever kind and nature for injury or death to any person or persons and for loss of or damage to or arising out of either parties occupancy, use, operation, or performance of work hereunder, resulting in whole or in part from the acts of omissions of either party or its employees.

B. Subcontractor shall maintain employer's liability, comprehensive general liability, comprehensive automobile, and property damage insurance in reasonable amounts covering Subcontractor's obligations and responsibilities hereunder, and shall maintain proper Workmen's Compensation insurance covering all employees performing under this Subcontract.

H-11 LIMITATION OF OBLIGATION

Nothing contained herein shall be deemed as obligating ANSTEC to order any of the services described herein; however, when and if services are ordered by ANSTEC hereunder, such orders shall be subject to the terms and conditions of this Subcontract.

H-12 ASSIGNMENT

Neither the interest to this Subcontract nor any other right or obligation hereunder, may be assigned or transferred to any third party, nor may any security interest therein be created without the prior written consent of ANSTEC.

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H-13 ORDER OF PRECEDENCE

In the event of an inconsistency between the terms and conditions of this Subcontract, the inconsistency shall be resolved by giving precedence in the following order:

1. The Subcontract Schedule (Sections C through I except Section D, Statement of Work).
2.  The General Provisions (whether incorporated by reference or otherwise).
3.  Section D, Statement of Work (Attachment A).
4.  All other terms and conditions of this Subcontract.

H-14 COMPLIANCE WITH LAW

Subcontractor and all persons furnished by Subcontractor shall comply with the Walsh Healy Public Contracts Act, the Fair Labor Standards Act, the Occupational Safety and Health Act and all other federal, state, and local laws, ordinances, regulations and codes, including identification and procurement of required permits, certificates, approvals and inspections, in performance under this Subcontract. Subcontractor agrees to indemnify ANSTEC and its customers for any loss or damage that may be sustained by reason of any failure to do so.

H-15 RELEASE OF NEWS INFORMATION

In the event either party desires to issue a news release, public announcement, advertisement, or other form of publicity concerning their efforts in connection with this Subcontract, then the party issuing the publicity shall obtain the written approval of the other prior to the release of said information and shall give full consideration to the role and contribution of the other party. Written approval shall not be unreasonably withheld by the other party and shall be in accordance with the requirements of the Prime Contract.

H-16 DISSEMINATION OF INFORMATION

There shall be no dissemination or publication, except within and between ANSTEC and the Subcontractor, of information developed under this Subcontract or contained in the reports to be furnished pursuant to this Subcontract without mutual agreement of the parties.

H-17 NON-WAIVER OF RIGHTS

The failure of ANSTEC or the Subcontractor to insist upon strict performance of the terms and conditions of this Subcontract or to exercise any rights or remedies, shall not be construed as a waiver of its rights to assert any of same rights or to rely on any such terms or conditions at any time thereafter.

H-18 CERTIFICATIONS

A. Subcontractor shall complete and submit to ANSTEC, upon execution of this Subcontract, the Offeror Representation and Certifications from the Prime Contract set forth in Attachment E.

B. If Prime Contract provision requires ANSTEC to file a response or claim within a specified period and such response or claim is on behalf or in conjunction with Subcontractor, Subcontractor shall submit any relevant information or evidence of such response or claim to ANSTEC within the first half of the specified period, providing ANSTEC has promptly notified Subcontractor of the request.

C. Subcontractor represents and certifies, to ANSTEC, upon executing this Subcontract, that Subcontractor is eligible to perform government contracts and Subcontractor shall not take any action or fail to take appropriate action, when necessary, which would jeopardize its eligibility. In the event the Subcontractor should become ineligible to perform under this Subcontract or the Prime Contract, Subcontractor shall immediately notify ANSTEC, in writing, of such ineligibility.

H-19 SEVERABILITY

If any term or provision of this Subcontract Agreement shall be found by a court of competent jurisdiction to be illegal or otherwise unenforceable, the same shall not invalidate the whole of this Subcontract, but such term or provision shall be deemed modified to the extent necessary in the court's opinion to render such term or provision enforceable, and the rights and obligations of the parties shall be construed and enforced accordingly, preserving to the fullest permissible extent the intent and agreements of the parties herein set forth.

H-20 LIABILITY

Subcontractor shall be liable to ANSTEC for all costs not reimbursed by Customer that ANSTEC incurs as a result of Subcontractor's default under this Subcontract and for any amount that is reduced by Customer for defective cost and pricing data supplied by Subcontractor. Subcontractor liability shall include but not be entitled to increased costs resulting from delays caused by Subcontractor or increased costs incurred by ANSTEC performing or procuring a third party to perform Subcontractor's portion of the work hereunder. ANSTEC may seek judicial or equitable remedy in any court of competent jurisdiction for any additional costs incurred by reason of Subcontractor's default.

H-21 REMEDIES

All remedies available to either party for breach of this Subcontract by the other party are and shall be deemed cumulative and may be exercised separately or concurrently. The exercise of a remedy shall not be an election of such remedy to the exclusion of other remedies available by law or in equity.

H-22 SOLICITATION

Neither party shall knowingly solicit, recruit, hire or otherwise employ or retain any employee of the other, performing under this Subcontract or the Prime Contract, during the term of this Subcontract and for one (1) year following the termination or expiration of this Subcontract, without the prior written consent of the other party.

H-23 COMPLETE AGREEMENT

This Subcontract Agreement contains the entire agreement between the parties hereto with respect to the matters covered herein. No other agreements, representations, warranties or other matters, oral or written, shall be deemed to bind the parties hereto with respect to the subject matter hereof. Any changes or amendments to this Subcontract may be made only in writing and signed by the parties to be bound thereby.

H-24 APPLICABLE STATE LAW

This Subcontract shall be deemed to have been entered into in the Commonwealth of -Virginia, United States of America, and shall, for all purposes, be governed by and construed under the laws thereof regardless of where any court action or legal proceeding is brought in connection with this Subcontract.

H-25 PRIORITY RATING

This is a rated order, Priority Rating DO-A7, certified for national defense use, and you are required to follow all the provisions of the Defense Priorities and Allocations regulation.

                         SECTION I - GENERAL PROVISIONS

The attached GENERAL PROVISIONS are applicable to and a part of this Subcontract.

                   SECTION J - LISTS OF DOCUMENTS.  EXHIBITS,
                             AND OTHER ATTACHMENTS

ATTACHMENT A - Statement of Work and Specifications

ATTACHMENT B - Prices of Supplies/Service

ATTACHMENT C - General Provisions of Prime Contract



IN WITNESS WHEREOF, the parties hereto have executed this Subcontract Agreement by their officers thereunto duly authorized as of the date first written above.

ANSTEC, Inc.                           American Computer and
                                       Electronics Corporation


BY:/s/ Jerome H. Griss                 BY:/s/ S. Joseph Dorr
- ------------------------------         ------------------------------

NAME:  Jerome H. Griss                 NAME:  S. Joseph Dorr
- ------------------------------         ------------------------------

TITLE:  Manager of Contracts           TITLE:  Vice President
- ------------------------------         ------------------------------

DATE:  December 1, 1995                DATE:  November 8, 1995
- ------------------------------         ------------------------------

                                  ATTACHMENT A

                      STATEMENT OF WORK AND SPECIFICATIONS


The Subcontractor shall provide all labor, equipment, tools, supervision, and other items or services as proposed in its proposal dated March 20, 1995, to support ANSTEC under the Prime Contract.

                                  ATTACHMENT B

                           PRICES OF SUPPLIES/SERVICES


Subcontractor's unit prices, as submitted it its proposal dated March 20, 1995, are incorporated herein by reference.

                                  ATTACHMENT C

                    GENERAL PROVISIONS OF THE PRIME CONTRACT

The Federal Acquisition Regulation ("FAR") and agency FAR Supplement clauses identified below are hereby incorporated by reference with the same force and effect as if set forth in full.

I.  FEDERAL ACQUISITION REGULATION CLAUSES

CLAUSE NUMBER           CLAUSE TITLE (DATE)
- -------------           -------------------

52.201-1                DEFINITIONS (APR 1984)
52.203-1                OFFICIALS NOT TO BENEFIT (APR 1984)
52.203-3                GRATUITIES (APR 1984)
52.203-5                COVENANT AGAINST CONTINGENT FEES (APR 1984)
52.203-6                RESTRICTIONS ON SUBCONTRACTOR'S SALES TO THE GOVERNMENT
                        (JUL 1985)
52.203-7                ANTI-KICKBACK PROCEDURES (OCT 1988)
52.203-9                REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY
                        (MODIFICATION) (NOV 1990)
52.203-10               PRICE OR FEE ADJUSTMENT FOR ILLEGAL OR IMPROPER ACTIVITY
                        (SEP I 990)
52.203-12               LIMITATION ON PAYMENTS TO INFLUENCE CERTAIN FEDERAL
                        TRANSACTIONS (JAN 1990)
52.210-5                NEW MATERIAL (APR 1984)
52.210-7                USED OR RECONDITIONED MATERIAL, RESIDUAL INVENTORY, AND
                        FORMER GOVERNMENT SURPLUS PROPERTY (APR 1984)
52.212-8                DEFENSE PRIORITY AND ALLOCATION REQUIREMENTS (SEP 1990)
52.215-1                EXAMINATION OF RECORDS BY THE CONTROLLER GENERAL
                        (FEB 1993)
52.215-2                AUDIT--NEGOTIATION (FEB 1993)
52.215-22               PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA
52.215-26               INTEGRITY OF UNIT PRICES (APR 1991)
52.215-27               TERMINATION OF DEFINED BENEFIT PENSION PLANS (SEP 1990)
52.215-30               FACILITIES CAPITAL COST OF MONEY (SEP 1987)
52.215-33               ORDER OF PRECEDENCE (JAN 1986)
52.215-39               REVERSION OR ADJUSTMENT OF PLANS FOR POSTRETIREMENT
                        BENEFIT OTHER THAN PENSION(PRB) (JUL 1991)

52.216-7                ALLOWABLE COST AND PAYMENT (Applicable to CLIN 0003 and
                        all corresponding CLINS during the option years)
                        (JUL 1991)
52.216-11               COST CONTRACT--NO FEE (Applicable to CLIN 0003 and all
                        corresponding CLINS during the option years) (JUL 1991)
52.219-8                UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL
                        DISADVANTAGED BUSINESS CONCERNS (FEB 1990)
52.219-13               UTILIZATION OF WOMEN OWNED SMALL BUSINESSES (AUG 1986)
52.219-14               LIMITATIONS ON SUBCONTRACTING (JAN 1991)
52.220-3                UTILIZATION OF LABOR SURPLUS AREA CONCERNS (APR 1984)
52-220-4                LABOR SURPLUS AREA SUBCONTRACTING PROGRAM (APR 1984)
52.222-1                NOTICE TO THE GOVERNMENT OF LABOR DISPUTES
52.222-20               WALSH-HEALY PUBLIC CONTRACTS ACT (APR 1984)
52.222-26               EQUAL OPPORTUNITY (APR 1984)
52.222-28               EQUAL OPPORTUNITY PREAWARD CLEARANCE OF SUBCONTRACTS
                        (APR 1984)
52.222-29               NOTIFICATION OF VISA DENTAL (APR 1984)
52.222-35               AFFIRMATIVE ACTION FOR SPECIAL DISABLED AND VIETNAM ERA
                        VETERANS (APR 1984)
52.222-36               AFFIRMATIVE ACTION FOR HANDICAPPED WORKERS (APR 1984)
52.222-37               EMPLOYMENT REPORTS ON SPECIAL DISABLED VETERANS AND
                        VETERANS OF THE VIETNAM ERA (APR 1984)
52.223-2                CLEAN AIR AND WATER (APR 1984)
52.223-6                DRUG FREE WORKPLACE (JUL 1990)
52.225-3                BUY AMERICAN ACT--SUPPLIES (JAN 1994)
52.225-11               RESTRICTIONS ON CERTAIN FOREIGN PURCHASES (MAY 1992)
52.227-1                AUTHORIZATION AND CONSENT (APR 1984)
52.227-2                NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT
                        INFRINGEMENT (APR 1984)
52.227-3                PATENT INDEMNITY (APR 1984)
52.227-19               COMMERCIAL COMPUTER SOFTWARE RESTRICTED RIGHTS
                        (JUN 1987)
52,228-5                INSURANCE--WORK ON A GOVERNMENT INSTALLATION (SEP 1989)
52.229-3                FEDERAL, STATE, AND LOCAL TAXES (JAN 1991)
52.229-5                TAXES--CONTRACTS PERFORMED IN U.S. POSSESSIONS OR
                        PUERTO RICO (APR 1984)
52.232-11               EXTRAS (APR 1984)

52.232-16               PROGRESS PAYMENTS (applicable to CLIN 0001 and all
                        corresponding CLINS during the option years) (JUL 1991)
52.232-20               LIMITATION OF COST (applicable to CLIN 0003 and all
                        corresponding CLINS during the option years) (APR 1983)
52.232-23               ASSIGNMENT OF CLAIMS (JAN 1986)
52.236-9                PROTECTION OF EXISTING VEGETATION, STRUCTURES,
                        EQUIPMENT, UTILITIES, AND IMPROVEMENTS (APR 1984)
52.242-1                NOTICE OF INTENT TO DISALLOW COSTS (Applicable to
                        CLIN 0003 and all corresponding option years) (APR 1984)
52.242-13               BANKRUPTCY (APR 1991)
52.242-1                CHANGES - FIXED PRICE (AUG 1987) ALTERNATE II
                        (Applicable to CLIN 0015 and all corresponding CLINS
                        during the option years) (APR 1984)
52.243-2                CHANGES - COST REIMBURSEMENT (Applicable to CLIN 0003
                        and corresponding CLINS during the option years)
                        (AUG 1987)
52.243-7                NOTIFICATION OF CHANGES (The blank is completed as
                        follows: 14 days) (APR 1984)
52.253-1                COMPUTER GENERATED FORMS (JAN 1991)

II.   DEFENSE FAR SUPPLEMENT CLAUSES

252.203-7000            STATUTORY PROHIBITION ON COMPENSATION TO FORMER
                        DEPARTMENT OF DEFENSE EMPLOYEES (DEC 199 1)
252.203-7001            SPECIAL PROHIBITION ON EMPLOYMENT (APR 1993)
252.203-7003            PROHIBITION AGAINST RETALIATORY PERSONNEL ACTION
                        (APR 1992)
252.204-7003            CONTROL OF GOVERNMENT PERSONNEL WORK PRODUCT (APR 1992)
252.205-7000            PROVISION OF INFORMATION To COOPERATIVE AGREEMENT
                        HOLDERS (DEC 1991)
252.209-7000            ACQUISITION FROM SUBCONTRACTORS SUBJECT TO ON-SITE
                        INSPECTION UNDER THE INTERMEDIATE RANGE NUCLEAR FORCES
                        (INF) TREATY (DEC 1991)
252.210-7003            ACQUISITION STREAMLINING (DEC 1991)
252.215-7000            PRICING ADJUSTMENTS (DEC 199 1)
252.225-7001            BUY AMERICAN ACT AND BALANCE OF PAYMENTS PROGRAM
                        (JAN 1994)
252.225-7005            QUALIFYING COUNTRY SOURCES AS SUBCONTRACTORS (DEC 1991)
252.225-7005            IDENTIFICATION OF EXPENDITURES IN THE UNITED STATES
                        (Applicable to OCONUS delivery orders) (DEC 1991)
252.225-7031            SECONDARY ARAB BOYCOTT OF ISRAEL (JUN 1992)

252.227-7018            RESTRICTIVE MARKINGS ON TECHNICAL DATA (OCT 1988)
252.227-7026            DEFERRED DELIVERY OF TECHNICAL DATA OR COMPUTER SOFTWARE
                        (APR 1988)
252.227-7029            IDENTIFICATION OF TECHNICAL DATA (APR 1988)
252.227-7030            TECHNICAL DATA--WITHHOLDING OF PAYMENT (OCT 1988)
252.227-7031            DATA REQUIREMENTS (OCT 1988)
252.227-7036            CERTIFICATION OF TECHNICAL DATA CONFORMITY (MAY 1987)
252.227-7037            VALIDATION OF RESTRICTIVE MARKINGS ON TECHNICAL DATA
                        (APR 1988)
252.231-7001            PENALTIES FOR UNALLOWABLE COSTS (Applicable to CLIN 0003
                        and all corresponding CLINS during the option years)
                        (APR 1993)
252.232-7004            DoD PROGRESS PAYMENT RATES (Applicable to CLIN 0001 and
                        all corresponding CLINS during the option years)
                        (NOV 1993)
252.232-7006            REDUCTION OR SUSPENSION OF CONTRACT PAYMENTS UPON
                        FINDING OF FRAUD (AUG 1992)
252.233-7000            CERTIFICATION OF CLAIMS AND REQUEST FOR ADJUSTMENT OF
                        RELIEF (MAY 1991)
252.236-7000            MODIFICATION OF PROPOSALS--PRICE BREAKDOWN (DEC 199 1)
252-242-7000            POST AWARD CONFERENCE (DEC 199 1)
252.243-7001            PRICING OF CONTRACT MODIFICATIONS (DEC 199 1)
252.247-7023            TRANSPORTATION OF SUPPLIES BY SEA (DEC 1991)
252.249-7001            NOTIFICATION OF SUBSTANTIAL IMPACT ON EMPLOYMENT
                        (DEC 1991)
252.249-7002            NOTIFICATION OF PROPOSED PROGRAM TERMINATION OR
                        REDUCTION (MAY 1994)

III.  AIR FORCE FEDERAL ACQUISITION REGULATION SUPPLEMENT

5352.210-9000           ELIMINATION OF CLASS I OZONE DEPLETION SUBSTANCES IN
                        AIR FORCE PROCUREMENTS (MAY 1993)
5352.223-9000           SAFETY AND ACCIDENT PREVENTION (APR 1984)

IV.   ELECTRONIC SYSTEMS CENTER FEDERAL ACQUISITION REGULATION SUPPLEMENT

5352.228-9500           INSURANCE CLAUSE IMPLEMENTATION (JUL 1993)